Exhibit 99.1

Sun Microsystems Completes Acquisition of StorageTek

Sun’s $4.1 Billion Investment in StorageTek Creates New Global Powerhouse in Storage Industry

Company Poised to Capitalize on $65 Billion Storage Market

SANTA CLARA, CALIF. - August 31, 2005 - Sun Microsystems, Inc. (NASDAQ: SUNW) today announced it has completed its acquisition of StorageTek (NYSE: STK) following approval of StorageTek stockholders. Under the terms of the agreement, StorageTek stockholders will receive $37 per share in cash for each StorageTek share for an aggregate value of approximately $4.1 billion, including the assumption of employee stock options. Trading of StorageTek common stock has been suspended.

“By combining with StorageTek and leveraging its 35 years of leadership in the storage and data management market with Sun’s 24 years in network computing solutions, Sun becomes an instant heavyweight in the global storage market,” said Scott McNealy, Chairman and Chief Executive Officer, Sun Microsystems, Inc. “Few companies are better positioned to help enterprises manage the complexities of information management. StorageTek knows how to store it and Sun knows how to put that data to work better than any other company on the planet.”

The Sun-StorageTek combination:

•	Creates a global leader in network computing and data management with combined revenues of $13.3 billion for the last 12 months, and whose products hold 36% of the world’s total archived data;

•	Instantly expands the addressable customer base, providing significant new channels for each company’s products and services around the globe;

•	Provides customers with flexibility and choice in storage and data management offerings for heterogeneous environments, coupled with robust identity management and security solutions, drawing upon the combined companies’ long history of innovation and proven data center expertise;

•	Delivers shareholder value through access to significant growth opportunities in the storage market and an expanded sales force with a broader product and services portfolio.

With the close of the acquisition, StorageTek becomes a part of Sun’s Data Management Group (DMG), formerly named Sun’s Network Storage Group (NWS). This newly formed organization will be led by Mark Canepa, Executive Vice President, Data Management Group. Canepa, a 30 year tech veteran, has put the vision, strategy and leadership team in place to leverage Sun’s powerful new position in the global storage market.

The DMG consists of three distinct business units - Disk, Tape, and ILMS (Information Lifecycle Management Solutions) - that are supported by world-class storage sales and services organizations, as well as data management experts committed to innovation in software, hardware and solutions development. The DMG leadership team is comprised of former StorageTek executives from sales, services and product development and marketing, along with members of Sun’s storage team.

Leading the three key business units are: Kathleen Holmgren, Vice President, Disk Business; Nigel Dessau, Vice President, Tape Business; and Brenda Zawatski, Vice President, ILMS Business. The business units will be supported with world-class storage sales and services organizations, led by Michael McLay, Vice President of Data Management Sales, and Eula Adams, Vice President, Data Management Services. Dessau, Zawatski, McLay and Adams join Sun from StorageTek.

In marking the close of the acquisition Canepa said, “combining our strength in network identity with the world’s deepest core competence in data archiving and information lifecycle management is a sweet spot that competitors simply cannot match. The intersection of the two is where our customers are headed, and where we plan to lead the industry.”

Canepa continued, “I am thoroughly impressed with the top notch leadership team cultivated at StorageTek. Sun is very fortunate to have the opportunity to bring many of the company’s key executives to the DMG leadership team and I’m confident that they will be making critical contributions to our future success in delivering solutions that meet out customers’ storage and data management challenges.”

StorageTek’s former CEO, Pat Martin, will not be joining the combined company.

With the combined portfolios of two industry leaders, Sun now has all the building blocks to bring real value to information lifecycle management (ILM), including award-winning automated tape solutions, leading software and disk arrays, a comprehensive identity management product suite for virtually unmatched security, and leading-edge virtualization solutions. Based on lessons learned in heterogeneous mainframe and open systems environments, Sun will continue to develop repeatable methodologies, blueprints, and reference architectures that support all enterprises.

Sun and StorageTek are synergistic in product sets and solutions with very little overlap. The disk and management software areas are where product collaboration can be achieved and Sun expects to do this within the next two months.

Industry Analysts, Partners and Customers Praise Combination:

“Sun’s acquisition of StorageTek creates a new player in the storage industry. The strength of StorageTek’s data protection and recovery solutions and global, storage-focused sales specialists combined with Sun’s more complete set of primary storage solutions creates an end-to-end set of multi-platform offerings and capabilities that is substantially better prepared to meet today’s demanding and varied storage requirements,” said John McArthur, Group Vice President and General Manager of IDC’s Information Infrastructure division.

“Symantec has a long-standing partnership and strong software OEM/reseller business with both StorageTek and Sun,” said Niall Wall, Vice President, Business Development and Alliances, Symantec. “We are excited about the synergies we expect from Sun’s acquisition of StorageTek since this will allow us to combine Sun’s leading server and storage assets with Symantec’s data, storage and server management, availability and security software to deliver world class enterprise solutions.”

“Data storage systems and software from Sun and StorageTek have allowed us to deliver effective, cost-efficient storage and retrieval of massive quantities of patient data,” said Dr. Robert Cecil, Network Director, Radiology and Cardiology for the Cleveland Clinic Foundation. “Both companies have provided pieces of the solution. With Sun’s acquisition of StorageTek, the combined company will be able to provide the complete solution. It’s an outstanding opportunity for them to provide a continuum of solutions that marry disk and tape storage, especially when the growth of data greatly outpaces the increases in disk storage capacity alone. Tape backup remains an important part of the equation to handle exploding data growth cost effectively, especially for those of us in the medical community.”

“As a partner of both Sun and StorageTek, Engenio sees this combination as a major win for customers and partners alike, as it expands Sun’s storage solutions portfolio,” said Flavio Santoni, Engenio Senior Vice President of Worldwide Sales, Marketing and Customer Support. “Following the acquisition, Engenio storage platforms will expand across the spectrum of Sun’s storage portfolio and Sun customers will have a broader family of modular solutions to choose from to tackle tough problems like compliance, consolidation and content management in their open enterprises.”

StorageTek’s financial results will be included in Sun’s consolidated financial statements from the date of close, to September 25, the end of Sun’s fiscal 2006, first quarter. Sun expects the transaction to be accretive to non-GAAP earnings in the first 12 months.

Safe Harbor

This press release contains forward-looking statements that involve risks and uncertainties. These forward-looking statements include statements regarding the benefits expected to be received by Sun Microsystems from the acquisition, including expanded growth opportunities in the storage market, contributions by former StorageTek executives to Sun’s future success and expected synergies from the acquisition; Sun’s plans and expectations following the acquisition, including Sun’s plans to lead the industry to the intersection of network identity and data archiving and information lifecycle management, Sun’s ability to bring real value to information lifecycle management, expectations regarding product collaboration in disk and management software areas and expectations that the transaction will be accretive to non-GAAP earnings in the first 12 months. Such statements are just predictions and involve risks and uncertainties such that actual results and performance may differ materially. Factors that might cause such a difference include the failure to successfully integrate StorageTek and its employees into Sun and achieve expected synergies, compete successfully in this highly competitive and rapidly changing marketplace, retain key employees and achieve expected financial results; and delays in product development or customer acceptance and implementation of new products and technologies. These and other risks are detailed from time to time in Sun’s periodic reports that are filed with the Securities and Exchange Commission, including Sun’s annual report on Form 10-K for the fiscal year ended June 30, 2004 and its quarterly reports on Form 10-Q for the fiscal quarters ended September 26, 2004, December 26, 2004 and March 27, 2005.

About Sun Microsystems, Inc.

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